Exhibit 99.1

Cantaloupe, Inc. Reports Third Quarter Fiscal Year 2025 Financial Results

Third Quarter 2025 Revenue increased 11.1% Year-Over-Year, to $75.4 million, driven by 10.1% YoY growth in Subscription and Transaction revenue growth

Third Quarter 2025 U.S. GAAP Net Income Applicable to Common Shares of $48.9 million and Adjusted EBITDA[1] of $13.9 million

MALVERN, Pa. -- May 8, 2025 -- Cantaloupe, Inc. (Nasdaq: CTLP) (“Cantaloupe” or the “Company”), a global leading provider of end-to-end technology solutions for self-service commerce, today reported results for the third quarter ended March 31, 2025.

“In the third quarter, we saw exciting adoption of our smart stores as well as strong earnings growth and cash flow generation” said Ravi Venkatesan, chief executive officer, Cantaloupe. "I am pleased with our continued success increasing operating leverage through margin expansion."

Third Quarter 2025 Key Financial Results:

•Revenue of $75.4 million, an increase of 11.1% compared to third quarter of fiscal year 2024.
◦Transaction fees of $44.0 million, an increase of 10.0%.
◦Subscription fees of $21.2 million, an increase of 10.3%.
◦Equipment sales of $10.2 million, a increase of 17.9%.
•Net income applicable to common shares of $48.9 million, or $0.65 diluted earnings per share, compared to net income applicable to common shares of $4.4 million, or $0.06 diluted earnings per share, in the prior year quarter. This $44.5 million increase was mostly driven by a $42.2 million one-time release of the valuation allowance we had on our deferred tax assets associated with federal and state net operating loss carryforwards. See Note 12 – Income Taxes of the quarterly report on Form 10-Q as of March 31, 2025. Without this, the increase from the prior year quarter would have been $2.3 million.
•Total dollar volumes of transactions were $852.4 million, an increase of 11.1% compared to third quarter of fiscal year 2024.
•Transaction volume totaled 296.1 million, an increase of 4.5%, compared to 283.3 million for third quarter fiscal year 2024.
•Adjusted Gross Margin[1] of 41.6% compared with 39.6% in third quarter fiscal 2024.
◦Subscription fees Adjusted Gross Margin[1] increased to 90.7% compared to 89.6%.
◦Transaction fee gross margins increased to 24.8% compared to 22.8%
◦Equipment sales gross margins increased to 12.3% compared to 7.2%.
•Adjusted EBITDA[1] of $13.9 million compared to $10.2 million in third quarter of fiscal year 2024, an increase of 36.6%.
•Average revenue per unit[2] increased 10.7% to $206, compared to $186 for third quarter 2024.

Third Quarter 2025 Business Highlights:

•In January 2025, we amended our outstanding credit facilities and entered into the 2025 Credit Facility. The 2025 Credit Facility provides for a $40 million secured term loan facility, a $30 million secured revolving credit, and a $30 million secured delayed draw term loan facility, taking our total borrowing capacity to $100 million.
•In January 2025, we launched Engage Pulse card readers for the arcade and amusement industry, which are designed to maximize revenue potential through a ladder pricing interface that allows players to pay once and then enjoy multiple plays. This feature enables the Engage Pulse to deliver a seamless consumer payment experience while increasing revenue for arcade and amusement operators.
•In February 2025, we collaborated with Fundbox to launch Cantaloupe Capital, which provides small businesses with streamlined access to capital for expansion through equipment investments and flexible access to cash flow.
•Active Customers totaled 34,115 at the end of the third quarter of 2025 compared to 30,670 at the end of the third quarter of 2024, an increase of 11.2%.
•Active Devices totaled 1.26 million at the end of the third quarter of 2025 compared to 1.22 million at the end of the third quarter of 2024, an increase of 3.6%.

Fiscal Year 2025 Outlook:

For the full fiscal year 2025, the Company is revising the outlook as follows:

•Total Revenue to be between $302 million and $308 million.
•The combination of Subscription and Transaction revenue growth to now be in the low end of the range of 15% - 20%.
•Total US GAAP net income applicable to common shares to now be between $64 million and $70 million.
•Adjusted EBITDA[1] to be between $46 million and $50 million.
•Total Operating Cash Flow is still expected to be between $24 million and $32 million.

Webcast and Conference Call:
Cantaloupe will host a live webcast at 5:00 p.m. Eastern Time today which may be accessed in the Investor Relations section of the Company’s website at https://cantaloupeinc.gcs-web.com/events-and-presentations. Prior to the call, the Company will post an earnings supplement that will be discussed during the call and live webcast.

To join the live call in order to ask questions, please register here. A dial in and unique PIN will be provided to join the conference call.

A replay of the conference call will also be available in the Investor Relations section of the Company’s website.

About Cantaloupe, Inc.
Cantaloupe, Inc. is a global technology leader powering self-service commerce. With over a million active locations, processing more than a billion transactions every year, Cantaloupe is enabling businesses of all sizes to provide self-service experiences for consumers. The company's vertically integrated solutions fuel growth by offering micro-payments processing, enterprise cloud software, IoT technology, as well as kiosk and POS innovations. Cantaloupe’s end-to-end platform increases consumer engagement and sales revenue through digital payments, consumer promotions and loyalty programs, while providing business owners increased profitability by leveraging software to drive efficiencies across an entire operation.

Cantaloupe’s solutions are used by a variety of consumer services in the United States, United Kingdom, Mexico, European Union countries, Australia, and Canada including vending machines, micro markets and smart retail, EV charging stations, laundromats, metered parking terminals, amusement and entertainment venues, IoT services and more. To learn more about Cantaloupe, Inc., visit cantaloupe.com or follow the company on LinkedIn, Twitter (X), Facebook, Instagram or YouTube.

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1 Adjusted Gross Margin and Adjusted EBITDA represent non-GAAP financial measures. See Discussion of Non-GAAP Financial Measures and the Reconciliations of Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA to the most comparable GAAP measures.

2We define average revenue per unit ("ARPU") as our total subscription and transaction fees for the trailing 12 months divided by average total active devices for the trailing 12 months.

Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “estimate,” “could,” “should,” “would,” “likely,” “may,” “will,” “plan,” “intend,” “believes,” “expects,” “anticipates,” “projected,” and variations of these terms and similar expressions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described below and in Part I, Item 1A, “Risk Factors” of our most recent Annual Report.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic, market or business conditions unrelated to our operating performance, including inflation, elevated interest rates, supply chain disruptions, financial institution disruptions, geopolitical conflicts, public health emergencies and declines in consumer confidence and discretionary spending; our ability to compete with our competitors and increase market share; failure to comply with the financial covenants in our debt facilities;     our ability to maintain compliance with rules and regulations applicable to our business operations and industry; disruptions in other card payment processors, software and manufacturing partners upon whom we rely; whether our customers continue to utilize our transaction processing and related services, as our customer agreements are generally cancellable by the customer with thirty days’ notice; our ability to acquire and develop relevant technology offerings for current, new and potential customers and partners; risks and uncertainties associated with our expansion into and our operations in Europe, Mexico and other foreign markets, including general economic conditions, policy changes affecting international trade, political instability, inflation rates, recessions, sanctions, foreign currency exchange rates and controls, foreign investment and repatriation restrictions, legal and regulatory constraints, civil unrest, armed conflict, war and other economic and political factors; our ability to satisfy our trade obligations included in accounts payable and accrued expenses; our ability to attract, develop and retain key personnel, or our loss of the services of our key executives; the incurrence by us of any unanticipated or unusual non-operating expenses, which may require us to divert our cash resources from achieving our business plan; our ability to predict or estimate our future quarterly or annual revenue and expenses given the developing and unpredictable market for our products; our ability to successfully integrate acquired companies into our current products and services structure; our ability to add new customers and retain key existing customers from whom a significant portion of our revenue is derived; the ability of a key customer to reduce or delay purchasing products from us; our ability to obtain widespread commercial acceptance of our products and service offerings; whether any patents issued to us will provide any competitive advantages or adequate protection for our products, or would be challenged, invalidated or circumvented by others; the ability of our products and services to avoid disruptions to our systems or unauthorized hacking or credit card fraud; risks associated with cyber-attacks and data breaches; and our ability to maintain effective internal controls and to timely file periodic and current reports with the Securities and Exchange Commission ("SEC").

Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.
Discussion of Non-GAAP Financial Measures:
This press release contains discussion of Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA, which are non-GAAP financial measures that are not required or defined under U.S. GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below. However, we do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the U.S. measures without unreasonable efforts. These items may include acquisition and integration related costs, severance expenses, litigation charges or settlements, and certain other unusual adjustments.

We use Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of these financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net cash provided in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income as determined in accordance with GAAP and are not a substitute for or a measure of our profitability or net earnings. Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA are presented because we believe they are useful to investors as measures of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.

We define Adjusted Gross Profit as revenue less cost of sales, exclusive of depreciation of internally-developed software and amortization of intangible assets related to technologies obtained through acquisitions. We believe this non-GAAP measure is useful to view the resulting figures excluding the aforementioned non-cash charges because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and such amounts vary substantially from company to company depending on their financing and capital structures and the method by which their assets were acquired. We define Adjusted Gross Margin as Adjusted Gross Profit divided by revenue.

We define Adjusted EBITDA as U.S. GAAP net income before (i) interest income, (ii) interest expense, (iii) income tax provision, (iv) depreciation, (v) amortization, (vi) stock-based compensation expense, and (vii) certain other significant infrequent or unusual losses and gains that are not indicative of our core operations such as integration and acquisition expenses and costs as a result of auditor transitions.

Investor Relations:
ICR, Inc.
CantaloupeIR@icrinc.com

Media:
Jenifer Howard | 202-273-4246
jhoward@jhowardpr.com
media@cantaloupe.com

Cantaloupe, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	March 31, 2025 (Unaudited)	June 30, 2024
($ in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$46,337	$58,920
Accounts receivable, net	33,904	43,848
Finance receivables, net	5,820	6,391
Inventory, net	46,207	40,791
Prepaid expenses and other current assets	12,928	7,844
Total current assets	145,196	157,794
Non-current assets:
Finance receivables, net	6,462	10,036
Property and equipment, net	36,437	34,029
Operating lease right-of-use assets	7,622	7,986
Intangibles, net	24,612	24,626
Goodwill	102,800	94,903
Deferred income taxes, net	41,618	—
Other assets	5,777	6,194
Total non-current assets	225,328	177,774
Total assets	$370,524	$335,568
Liabilities, convertible preferred stock, and shareholders’ equity
Current liabilities:
Accounts payable	$59,506	$78,895
Accrued expenses	17,493	24,008
Current obligations under long-term debt	1,934	1,266
Deferred revenue	2,046	1,726
Total current liabilities	80,979	105,895
Long-term liabilities:
Deferred income taxes, net	—	466
Long-term debt, less current portion	37,226	36,284
Other noncurrent liabilities	8,910	8,457
Total long-term liabilities	46,136	45,207
Total liabilities	127,115	151,102
Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 385,782 and 385,782 issued and outstanding, with liquidation preferences of $23,301 and $22,722 at March 31, 2025 and June 30, 2024, respectively	2,720	2,720
Shareholders’ equity:
Common stock, no par value, 640,000,000 shares authorized, 73,040,575 and 72,935,497 shares issued and outstanding at March 31, 2025 and June 30, 2024, respectively	—	—
Additional paid-in capital	484,488	482,329
Accumulated deficit	(242,757)	(300,459)
Accumulated other comprehensive loss	(1,042)	(124)
Total shareholders’ equity	240,689	181,746
Total liabilities, convertible preferred stock, and shareholders’ equity	$370,524	$335,568

Cantaloupe, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,
($ in thousands, except share and per share data)	2025	2024	2025	2024
Revenues:
Subscription and transaction fees	$65,179	$59,207	$194,056	$170,371
Equipment sales	10,248	8,690	25,929	25,568
Total revenues	75,427	67,897	219,985	195,939

Costs of sales (exclusive of certain depreciation and amortization):
Cost of subscription and transaction fees	35,082	32,926	105,979	96,539
Cost of equipment sales	8,984	8,064	23,074	23,849
Total costs of sales	44,066	40,990	129,053	120,388

Operating expenses:
Sales and marketing	5,830	5,747	16,663	14,256
Technology and product development	4,328	4,916	13,351	12,115
General and administrative	8,471	8,552	31,638	29,493
Integration and acquisition (benefits) expenses	(534)	907	(293)	1,078
Depreciation and amortization	6,367	2,493	12,405	7,976
Total operating expenses	24,462	22,615	73,764	64,918

Operating income	6,899	4,292	17,168	10,633

Other income (expense):
Interest income	368	495	1,213	1,505
Interest (expense) income, net on debt and tax liabilities	(39)	162	(2,023)	(1,947)
Other income (expense), net	24	(209)	12	(158)
Total other income (expense), net	353	448	(798)	(600)

Income before income taxes	7,252	4,740	16,370	10,033
Benefit from (provision for) income taxes	41,904	(84)	41,332	(246)

Net income	49,156	4,656	57,702	9,787
Preferred dividends	(289)	(289)	(578)	(578)
Net income applicable to common shares	$48,867	$4,367	$57,124	$9,209

Net earnings per common share
Basic	$0.67	$0.06	$0.78	$0.13
Diluted	$0.65	$0.06	$0.77	$0.12

Cantaloupe, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
	March 31,
($ in thousands)	2025	2024
Cash flows from operating activities:
Net income	$57,702	$9,787
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	2,459	4,047
Provision for expected losses	1,285	3,423
Depreciation and amortization	13,778	9,113
Non-cash lease expense	1,205	1,070
Deferred income taxes	(42,098)	134
Other non-cash items	42	712
Changes in operating assets and liabilities:
Accounts receivable	9,509	(16,471)
Finance receivables	3,584	3,038
Inventory	(5,425)	(5,584)
Prepaid expenses and other assets	(4,386)	(3,762)
Accounts payable and accrued expenses	(25,999)	8,455
Operating lease liabilities	(1,032)	(655)
Deferred revenue	290	174
Net cash provided by operating activities	10,914	13,481

Cash flows from investing activities:
Capital expenditures	(11,917)	(9,175)
Acquisition of businesses, net of cash acquired	(11,132)	(4,750)
Net cash used in investing activities	(23,049)	(13,925)

Cash flows from financing activities:
Proceeds from long-term debt, net of issuance costs	38,995	—
Payments on long-term debt	(38,125)	(389)
Deferred consideration on the acquisition of a business	(673)	—
Other financing activities	(614)	96
Net cash used in financing activities	(417)	(293)

Effect of currency exchange rate changes on cash and cash equivalents	(31)	7

Net decrease in cash and cash equivalents	(12,583)	(730)
Cash and cash equivalents at beginning of year	58,920	50,927
Cash and cash equivalents at end of period	$46,337	$50,197

Supplemental disclosures of cash flow information:
Interest paid in cash	$1,944	$2,628
Income taxes paid in cash	$779	$142

Cantaloupe, Inc.
U.S. GAAP Gross Profit (unaudited)

	Three Months Ended March 31,		Change	Percent Change
($ in thousands)	2025	2024	2025 v. 2024
Transaction fees	$44,028	$40,034	$3,994	10.0%
Cost of transaction fees	33,119	30,926	2,193	7.1%
Gross profit, transaction(1)	$10,909	$9,108	1,801	19.8%
Gross margin, transaction	24.8%	22.8%	2.0%

Subscription fees	$21,151	$19,173	1,978	10.3%
Cost of subscription fees	1,963	2,000	(37)	(1.9)%
Amortization(2)	5,357	1,541	3,816	247.6%
Gross profit, subscription fees	$13,831	$15,632	(1,801)	(11.5)%
Gross margin, subscription	65.4%	81.5%	(16.1)%

Equipment sales	$10,248	$8,690	1,558	17.9%
Cost of equipment sales	8,984	8,064	920	11.4%
Gross profit, equipment(1)	$1,264	$626	638	101.9%
Gross margin, equipment	12.3%	7.2%	5.1%

Total gross profit	$26,004	$25,366	638	2.5%
Total gross margin	34.5%	37.4%	(2.9)%
(1) The Company's internal-use software assets and developed technology assets are not associated with transaction fees and equipment revenue.
(2) Amortization of internal-use software assets and developed technology assets. In March 2025, the Company recognized additional charges of $3.0 million, due to certain capitalized internal use software is no longer expected to provide future economic benefits as a result of changes in business strategy and evolving technology initiatives.

Cantaloupe, Inc.
U.S. GAAP Gross Profit (unaudited) (continued)

	Nine Months Ended March 31,		Change	Percent Change
($ in thousands)	2025	2024	2025 v. 2024
Transaction fees	$132,022	$114,956	$17,066	14.8%
Cost of transaction fees	99,434	90,736	8,698	9.6%
Gross profit, transaction(1)	$32,588	$24,220	8,368	34.5%
Gross margin, transaction	24.7%	21.1%	3.6%

Subscription fees	$62,034	$55,415	6,619	11.9%
Cost of subscription fees	6,544	5,803	741	12.8%
Amortization(2)	9,352	5,157	4,195	81.3%
Gross profit, subscription	$46,138	$44,455	1,683	3.8%
Gross margin, subscription	74.4%	80.2%	(5.8)%

Equipment sales	$25,929	$25,568	361	1.4%
Cost of equipment sales	23,074	23,849	(775)	(3.2)%
Gross profit, equipment(1)	$2,855	$1,719	1,136	66.1%
Gross margin, equipment	11.0%	6.7%	4.3%

Total gross profit	$81,581	$70,394	11,187	15.9%
Total gross margin	37.1%	35.9%	1.2%
(1) The Company's internal-use software assets and developed technology assets are not associated with transaction fees and equipment revenue.
(2) Amortization of internal-use software assets and developed technology assets. In March 2025, the Company recognized additional charges of $3.0 million, due to certain capitalized internal use software is no longer expected to provide future economic benefits as a result of changes in business strategy and evolving technology initiatives.

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Gross Profit to Adjusted Gross Profit (non-GAAP) (unaudited)

	Three Months Ended March 31,		Change	Percent Change
($ in thousands)	2025	2024	2025 v. 2024
Gross profit, transaction (GAAP)	$10,909	$9,108	$1,801	19.8%
Gross margin, transaction (GAAP)	24.8%	22.8%	2.0%

Gross profit, subscription (GAAP)	13,831	15,632	(1,801)	(11.5)%
Amortization (1)	5,357	1,541	3,816	247.6%
Adjusted Gross Profit, subscription (non-GAAP)	$19,188	$17,173	2,015	11.7%
Adjusted Gross Margin, subscription (non-GAAP)	90.7%	89.6%	1.1%

Gross profit, equipment (GAAP)	$1,264	$626	638	101.9%
Gross margin, equipment (GAAP)	12.3%	7.2%	5.1%

Total Adjusted Gross Profit (non-GAAP)	$31,361	$26,907	4,454	16.6%
Total Adjusted Gross Margin (non-GAAP)	41.6%	39.6%	2.0%
(1) Amortization of internal-use software assets and developed technology assets. In March 2025, the Company recognized additional charges of $3.0 million, due to certain capitalized internal use software is no longer expected to provide future economic benefits as a result of changes in business strategy and evolving technology initiatives.

	Nine Months Ended March 31,		Change	Percent Change
($ in thousands)	2025	2024	2025 v. 2024
Gross profit, transaction (GAAP)	$32,588	$24,220	8,368	34.5%
Gross margin, transaction (GAAP)	24.7%	21.1%	3.6%

Gross profit, subscription (GAAP)	46,138	44,455	1,683	3.8%
Amortization (1)	9,352	5,157	4,195	81.3%
Adjusted Gross Profit, subscription (non-GAAP)	$55,490	$49,612	5,878	11.8%
Adjusted Gross Margin, subscription (non-GAAP)	89.5%	89.5%	—%

Gross profit, equipment (GAAP)	$2,855	$1,719	1,136	66.1%
Gross margin, equipment (GAAP)	11.0%	6.7%	4.3%

Total Adjusted Gross Profit (non-GAAP)	$90,933	$75,551	15,382	20.4%
Total Adjusted Gross Margin (non-GAAP)	41.3%	38.6%	2.7%
(1) Amortization of internal-use software assets and developed technology assets. In March 2025, the Company recognized additional charges of $3.0 million, due to certain capitalized internal use software is no longer expected to provide future economic benefits as a result of changes in business strategy and evolving technology initiatives.

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Income to Adjusted EBITDA (unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
($ in thousands)	2025	2024	2025	2024

Net income	$49,156	$4,656	$57,702	$9,787
Less: interest income	(368)	(495)	(1,213)	(1,505)
Plus: interest expense (benefit)	39	(162)	2,023	1,947
Plus: income tax (benefit) provision	(41,904)	84	(41,332)	246
Plus: depreciation expense included in cost of sales for rentals	533	415	1,412	1,137
Plus: depreciation and amortization expense in operating expenses	6,367	2,493	12,405	7,976
EBITDA	13,823	6,991	30,997	19,588
Plus: stock-based compensation (a)	629	1,004	2,459	4,047
Plus: integration and acquisition expenses (b)	(534)	907	(293)	1,078
Plus: auditor transition costs (c)	—	—	375	—
Plus: remediation expenses (d)	—	1,258	—	1,755
Plus: severance expenses (e)	—	26	—	26
Adjustments to EBITDA	95	3,195	2,541	6,906
Adjusted EBITDA	$13,918	$10,186	$33,538	$26,494
(a) We have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b) We have excluded benefits and expenses incurred in connection with business acquisitions as it does not represent recurring costs or charges related to our core operations.
(c) Costs incurred as a result of former auditor consent procedures. See Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure of the Company's Annual Report.
(d) Consists of expenses incurred in connection with remediation of previously identified material weaknesses in our internal control over financial reporting which were remediated during fiscal year ended June 30, 2024. See Item 9A Section e - Remediation of Prior Material Weaknesses of the Company's Annual Report.
(e) Consists of expenses incurred in connection with non-recurring severance charges related to work force reduction.